EXHIBIT 99.1

FreightCar America, Inc. Reports Third Quarter 2020 Results

Company remains focused on completing final steps to reposition business

Castaños, Mexico manufacturing operation received industry certifications and is now shipping railcars

Second half delivery guidance narrowed to range between 750 and 850 railcars

CHICAGO, Nov. 09, 2020 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) today reported results for the third quarter ended September 30, 2020.

Business Highlights

  Third quarter revenue of $25.2 million on deliveries of 163 railcars
  Third quarter net loss attributed to Freight Car America. Inc. (“FCA”) of $40.3 million, or $3.03 per share, including $30.1 million, or $2.26 per share, of restructuring and impairment charges, $26.6 million of which is non-cash
  Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit of $32.9 million as of September 30, 2020
  Backlog on September 30, 2020 totaled 1,776 railcars, including 100 railcars ordered during the quarter, with an aggregate value of approximately $195 million
  Finalized early termination of the lease at Cherokee, Alabama (“Shoals”) manufacturing facility effective February 28, 2021
  Now owns 100% of its new Castaños, Mexico manufacturing operation (“Castaños”), where all future railcar manufacturing is expected to be based by February 2021
  Obtained new asset-backed credit facility to support the business and repositioning
  Entered into new $40 million secured term loan agreement with a global investment management firm (“Lender”), with funding subject to stockholder approval, to strengthen balance sheet and drive future growth strategy
  Began shipping cars from Castaños, Mexico facility in early November and received several small orders for the new facility post quarter-end
  Second half 2020 delivery outlook narrowed to range between 750 and 850 railcars

“During the third quarter, FreightCar America made substantial progress towards the final steps of its business transformation. We completed the acquisition of the remaining portion of the Castaños joint venture, successfully started production, achieved our Association of American Railroads (“AAR”) plant certifications, and are starting to ship to customers this week. By moving all production to Mexico by early 2021, we have reset our cost-base and are multiple steps closer to reaching our goal to become the highest quality and lowest cost producer in the industry,” said Jim Meyer, President and Chief Executive Officer of FreightCar America. “Our former joint venture partners are among the best in the industry and we have solidified them as part of the team including an operational leadership role and as stockholders with board representation.”

Meyer continued, “Our industry remains in a cyclical downturn, which was intensified by the pandemic. Accelerating our repositioning effort to the finish line now greatly improves our ability to outlast the pandemic and then re-emerge in a position of strength. Our new breakeven is less than 2,000 railcars per year, and the Castaños factory is quickly scalable once we see positive industry trends. To support the accelerated finish and new business structure, we have obtained a new asset-backed credit facility, and we will have a new $40 million secured term loan following successful completion of the related stockholder vote. This term loan is vital to backstop the business during the elongated industry downcycle, support the final few steps of the transformation, and fund future working capital and growth investment needs.”

Meyer concluded, “Our team at the Shoals factory remains focused on completing our customer commitments at that facility before we close the plant in February 2021. Given our progress to date, we are narrowing our previous forecast for second half deliveries to range between 750 and 850 railcars. Finally, our business repositioning and transition to Castaños are being extremely well received by our customers and we anticipate no lost time as we complete the move. We look forward completing our repositioning and believe it will allow us to drive both higher levels growth and profitability as our industry enters its next upcycle.”

Third Quarter Results

  Consolidated revenues were $25.2 million in the third quarter of 2020, compared to $17.5 million in the second quarter of 2020 and $40.7 million in the third quarter of 2019. The Company delivered 163 railcars in the third quarter of 2020, compared to 100 in the second quarter of 2020 and 467 railcars in the third quarter of 2019.
  The Company had a backlog totaling 1,776 railcars at September 30, 2020, valued at approximately $195 million.
  Consolidated operating loss for the third quarter of 2020 was $41.3 million, compared to an operating loss of $36.3 million for the third quarter of 2019. Net loss attributable to FreightCar America, Inc. (“FCA”) in the third quarter of 2020 was $40.3 million, or $3.03 per diluted share, compared to a net loss attributable to FCA of $35.7 million, or $2.83 per diluted share, in the third quarter of 2019.  Both consolidated operating loss and net loss attributable to FCA included restructuring and impairment charges of $30.1 million in the third quarter of 2020 and $23.0 million in the third quarter of 2019.
  Inventories increased to $60.2 million, from $25.1 million as of December 31, 2019, to support expected deliveries in the second half of 2020.
  Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit were $32.9 million at the end of the third quarter, compared to $70.0 million as of December 31, 2019.

Third Quarter 2020 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, November 10, 2020 at 11:00 a.m. (Eastern Standard Time) to discuss its third quarter 2020 financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available on the Company’s website at:

Event URL: http://public.viavid.com/index.php?id=142262

Interested parties may also participate in the call by dialing 877-407-0789 or 201-689-8562 and should use confirmation number 13712647.  Please dial in approximately 10 to 15 minutes prior to the start time of the call to ensure your participation. An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Standard Time) on November 10, 2020 until 11:59 p.m. (Eastern Standard Time) on November 24, 2020.  To access the replay, please dial 844-512-2921 or 412-317-6671.  The replay pass code is 13712647.  An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars, that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars, coal cars, and also specializes in the conversion of railcars for repurposed use. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the risk that our stockholders may not approve the issuance of the common stock underlying the warrant or that the term loan might not be funded; the Shoals facility, including the facility not meeting internal assumptions or expectations and unforeseen liabilities from Navistar; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Important Information

This material may be deemed to be solicitation material in respect of the special meeting to be held on November 24, 2020. In connection with the special meeting, the Company has filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the special meeting. Stockholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to the Company’s Vice President Finance, Chief Financial Officer, Treasurer and Corporate Secretary. In addition, the definitive proxy statement is available free of charge at the SEC’s website, www.sec.gov.

INVESTOR & MEDIA CONTACT	Joe Caminiti or Elizabeth Steckel
TELEPHONE	312-445-2870

FreightCar America, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2020	December 31, 2019
Assets	(in thousands, except for share and per share data)
Current assets
Cash, cash equivalents and restricted cash equivalents	$32,757	$66,257
Restricted certificates of deposit	182	3,769
Accounts receivable, net of allowance for doubtful accounts of $1,063 and $91, respectively	10,293	6,991
Inventories, net	60,186	25,092
Assets held for sale	10,383	-
Income tax receivable	109	535
Other current assets	4,737	7,035
Total current assets	118,647	109,679

Property, plant and equipment, net	19,443	38,564
Railcars available for lease, net	38,139	38,900
Right of use asset	34,059	56,507
Other long-term assets	817	1,552
Total assets	$211,105	$245,202

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$20,606	$11,713
Accrued payroll and other employee costs	4,258	1,389
Reserve for workers' compensation	3,475	3,210
Accrued warranty	7,508	8,388
Customer deposits	29,775	5,123
Deferred income state and local incentives, current	2,219	2,219
Lease liability, current	15,102	14,960
Current portion of long-term debt	15,825	-
Other current liabilities	4,750	2,428
Total current liabilities	103,518	49,430
Long-term debt, net of current portion	4,375	10,200
Accrued pension costs	5,754	6,510
Deferred income state and local incentives, long-term	3,058	4,722
Lease liability, long-term	44,548	53,766
Other long-term liabilities	3,446	3,420
Total liabilities	164,699	128,048

Stockholders’ equity
Preferred stock	-	-
Common stock	136	127
Additional paid in capital	83,657	83,027
Treasury stock, at cost	(1,341)	(989)
Accumulated other comprehensive loss	(10,359)	(10,780)
(Accumulated Deficit) Retained earnings	(24,236)	45,824
Total FreightCar America stockholders' equity	47,857	117,209
Noncontrolling interest in JV	(1,451)	(55)
Total stockholders' equity	46,406	117,154
Total liabilities and stockholders’ equity	$211,105	$245,202

FreightCar America, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(In thousands, except for share and per share data)

Revenues	$25,202	$40,651	$47,857	$185,020
Cost of sales	29,281	46,061	66,883	191,255
Gross loss	(4,079)	(5,410)	(19,026)	(6,235)
Selling, general and administrative expenses	7,158	7,772	21,105	30,791
Loss on sale of railcars available for lease	-	42	-	5,238
Restructuring and impairment charges	30,103	23,032	31,250	24,351
Operating loss	(41,340)	(36,256)	(71,381)	(66,615)
Interest expense and deferred financing costs	(208)	(223)	(671)	(374)
Other income	160	363	518	765
Loss before income taxes	(41,388)	(36,116)	(71,534)	(66,224)
Income tax benefit	(75)	(387)	(78)	(576)
Net loss	(41,313)	(35,729)	(71,456)	(65,648)
Less: Net loss attributable to noncontrolling interest in JV	(991)	-	(1,396)	-
Net loss attributable to FreightCar America	$(40,322)	$(35,729)	$(70,060)	$(65,648)
Net loss per common share attributable to FreightCar America- basic and diluted	$(3.03)	$(2.83)	$(5.30)	$(5.20)
Weighted average common shares outstanding – basic and diluted	12,426,872	12,359,478	12,399,687	12,349,670

FreightCar America, Inc.
Segment Data
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Manufacturing	$22,589	$37,868	$40,658	$176,280
Corporate and Other	2,613	2,783	7,199	8,740
Consolidated revenues	$25,202	$40,651	$47,857	$185,020

Operating (loss) income:
Manufacturing	$(36,786)	$(30,788)	$(56,934)	$(43,444)
Corporate and Other	(4,554)	(5,468)	(14,447)	(23,171)
Consolidated operating loss	(41,340)	(36,256)	(71,381)	(66,615)

FreightCar America, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities	(in thousands)

Net loss	$(71,456)	$(65,648)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Non-cash restructuring and impairment charges	26,868	24,351
Depreciation and amortization	7,954	9,487
Change in inventory reserve	6,206	(1,501)
Amortization expense - right-of-use leased assets	4,910	8,168
Recognition of deferred income from state and local incentives	(1,665)	(1,665)
Loss on sale of railcars available for lease	-	5,131
Stock-based compensation recognized	296	754
Other non-cash items, net	277	(209)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,302)	9,483
Inventories	(41,300)	10,407
Other assets	2,340	(1,706)
Accounts and contractual payables	9,062	(11,206)
Accrued payroll and employee benefits	3,011	1,254
Income taxes receivable/payable	909	(289)
Accrued warranty	(880)	(1,643)
Lease liability	(9,110)	(13,210)
Customer deposits	24,652	(1,719)
Other liabilities	2,489	4,625
Accrued pension costs and accrued postretirement benefits	(242)	(417)
Net cash flows used in operating activities	(38,981)	(25,553)

Cash flows from investing activities

Purchase of restricted certificates of deposit	(4,037)	(1,416)
Maturity of restricted certificates of deposit	7,624	5,862
Purchase of securities held to maturity	-	(1,986)
Proceeds from maturity of securities	-	20,025
Purchase of property, plant and equipment	(8,267)	(3,292)
Proceeds from sale of property, plant and equipment and railcars available for lease	170	11,519
Net cash flows (used in) provided by investing activities	(4,510)	30,712

Cash flows from financing activities

Proceeds from issuance of long-term debt	10,000	10,200
Employee stock settlement	(9)	(59)
Deferred financing costs	-	(929)
Net cash flows provided by financing activities	9,991	9,212

Net (decrease) increase in cash and cash equivalents	(33,500)	14,371
Cash, cash equivalents and restricted cash equivalents at beginning of period	66,257	45,070
Cash, cash equivalents and restricted cash equivalents at end of period	$32,757	$59,441